NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO www.dxpe.com THE INDUSTRIAL DISTRIBUTION EXPERTS

DXP ENTERPRISES ANNOUNCES RECEIPT OF NOTICE FROM NASDAQ
REGARDING LATE FILING OF ANNUAL REPORT ON FORM 10-K

Houston, TX, -- April 4, 2023 – DXP Enterprises, Inc. (NASDAQ: DXPE): DXP Enterprises, Inc. (the “Company”) today announced that it has received a written notice (the “Notice”) on April 3, 2023, from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”), as a result of its failure to file its Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (the “Form 10-K”) in a timely manner. The Notice advised the Company that it was not in compliance with Nasdaq’s continued listing requirements under the Nasdaq Listing Rule 5250(c)(1) (the “Rule”) because it has not timely filed the Form 10-K with the Securities and Exchange Commission (the “SEC”).

As previously reported by the Company in its Form 12b-25 filed with the SEC on March 17, 2023, and its Current Report on Form 8-K filed with the SEC on March 31, 2023, the Company was unable to file its Form 10-K within the prescribed time period without unreasonable effort or expense.

Nasdaq has informed the Company that, under Nasdaq rules, the Company has 60 calendar days from receipt of the Notice or until June 2, 2023, to submit a plan to regain compliance with the Rule. If Nasdaq accepts the Company’s plan, then Nasdaq may grant an exception of up to 180 calendar days from the due date of the Form 10-K, or until September 27, 2023, to regain compliance. However, there can be no assurance that Nasdaq will accept the Company’s plan to regain compliance or that the Company will be able to regain compliance within any extension period granted by Nasdaq or maintain compliance with the other continued listing requirements set forth in the Nasdaq Listing Rules. If Nasdaq does not accept the Company’s plan, then the Company will have the opportunity to appeal that decision to a Nasdaq hearings panel. The Notice has no immediate effect on the listing or trading of the Company’s securities.

The Company is working diligently to complete its Form 10-K. The Company intends to file the Form 10-K with the SEC on or before April 12, 2023.

About DXP Enterprises, Inc.
DXP Enterprises, Inc. is a leading products and service distributor that adds value and total cost savings solutions to industrial customers throughout the United States, Canada and Dubai. DXP provides innovative pumping solutions, supply chain services and maintenance, repair, operating and production ("MROP") services that emphasize and utilize DXP’s vast product knowledge and technical expertise in rotating equipment, bearings, power transmission, metal working, industrial supplies and safety products and services. DXP's breadth of MROP products and service solutions allows DXP to be flexible and customer-driven, creating competitive advantages for our customers. DXP’s business segments include Service Centers, Innovative Pumping Solutions and Supply Chain Services. For more information, go to www.dxpe.com.

The Private Securities Litigation Reform Act of 1995 provides a “safe-harbor” for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made by or to be made by the Company) contains statements that are forward-looking, such as the Company’s intention to file its Form 10-K by the date stated above. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future; and accordingly, such results may differ from those expressed in any forward-looking statement made by or on behalf of the Company. These risks and uncertainties include, but are not limited to, dependence on existing management and accounting staff and dependence on outside service providers to provide needed services in a timely manner. In some cases, you can identify forward-looking statements by terminology such as, but not limited to, “may,” “will,” “should,” “intend,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “goal,” or “continue” or the negative of such terms or other comparable terminology. For more information, review the Company’s filings with the Securities and Exchange Commission.